Exhibit 99.1

NEWS RELEASE

KLX ENERGY SERVICES AND QUINTANA ENERGY SERVICES TO COMBINE IN AN ALL-STOCK MERGER, ESTABLISHING AN INDUSTRY-LEADING PROVIDER OF ASSET-LIGHT OILFIELD SOLUTIONS ACROSS THE FULL WELL LIFECYCLE INCLUDING DRILLING, COMPLETION AND PRODUCTION RELATED PRODUCTS AND SERVICES

Transaction Highlights

•	Highly complementary product and service offerings across all major US oil and gas basins provide for increased scale to serve a blue-chip customer base

•	Accretive to free cash flow per share within 12 months of closing

•	Significant annualized cost synergies of at least $40 million, achievable within twelve months

•	Joins two strong company cultures comprised of highly-talented teams with shared commitments to safety, performance, customer service and profitability

•	Combined company to retain the KLXE name and ticker while the corporate headquarters will move to Houston, TX

•	QES executive team, including President and CEO Chris Baker along with EVP and CFO Keefer Lehner will remain in those roles with the combined company

•	Nine member Board of Directors, comprising five from the KLXE Board, including John Collins as Chairman, and four from the QES Board

•	Enhances combined company's ability to effect further industry consolidation

Wellington, Florida and Houston, Texas – May 3, 2020 – KLX Energy Services Holdings, Inc. (“KLXE”) (NASDAQ: KLXE) and Quintana Energy Services, Inc. (“QES”) (NYSE: QES) today announced that they have entered into a definitive agreement whereby the companies will combine in an all-stock merger transaction. The combined company will have an industry-leading, asset-light product and service offering present in all major US onshore oil and gas basins, with more than $1 billion of pro forma fiscal year 2019 revenue and approximately $106 million in fiscal year 2019 adjusted EBITDA, excluding an estimated $40 million of annualized cost synergies and a strong liquidity profile with approximately $118 million of cash1 and a $100 million revolving credit facility.

Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, QES shareholders will receive 0.4844 shares of KLXE common stock for each share of QES common stock (the “Exchange Ratio”). Upon closing, KLXE and QES shareholders will, respectively, own approximately 59% and 41% of the equity of the combined company on a fully diluted basis. The combined company will retain the KLX Energy Services corporate name, the listing will remain on Nasdaq under the ticker “KLXE” and the corporate headquarters will be moved to Houston, Texas.

1 Based on respective 2019 fiscal year end for KLXE (January 2020 FYE) and QES (Dec 2019 FYE); cash balance is presented net of the repayment of the QES credit facility

Tom McCaffrey, President and CEO of KLXE, said, “QES will add directional drilling, snubbing and well control services to KLXE’s already broad range of product and service lines (“PSLs”). We will be rationalizing two of the largest fleets of coiled tubing and wireline assets, which will dramatically reduce future capital spending requirements and which will facilitate the pull-through of KLXE’s asset-light products and services. As QES has previously announced the idling of its capital-intensive frac business, we intend to repurpose the vast majority of the pressure pumping equipment to support what will become the largest fleet of large diameter coiled tubing assets in North America. Additionally, we will repurpose some of the pressure pumping equipment to support the wireline fleet, which will also be one of the largest in the US, and one of the largest independent providers of directional drilling services.

“KLXE has successfully demonstrated that the provision of coiled tubing services along with KLXE’s broad range of asset-light products and services results in the addition of new customers as well as the capture of a greater share of customer spend. Fundamentally, this transaction allows the combined company to pursue what we know to be a successful, returns (ROIC)-focused strategy, while positioning the combined company to weather the current storm and ultimately, to grow on a significantly-reduced capital expenditure budget.

“We expect this transaction will also generate significant annualized cost synergies of at least $40 million within 12 months, which include substantial savings from the closure of KLXE’s corporate headquarters in Wellington, Florida and the combination of both companies’ Houston headquarters. In addition, KLXE’s broad range of intervention services assures the combined company will be on the front end of the recovery,” concluded McCaffrey.

John Collins, Chairman of the Board of KLXE, added, “It is our view that consolidation in the oilfield services industry is essential to remain cost-competitive in an environment where oil prices and demand may be depressed for an extended period. Our complementary operations and cultures and our shared commitment to customer satisfaction will provide us with an enhanced ability to serve our customers and to create value for shareholders.”

Corbin J Robertson Jr., Chairman of the Board of QES, added, “We are pleased to announce the combination of these two strong companies and the resulting creation of a leading US onshore oilfield services company. We look forward to working with the KLXE Board and team, and we are excited about the value creation potential for all stakeholders.”

Christopher J. Baker, President and CEO of QES, added, “We believe this combination affords us a first-mover advantage and positions the combined company not only to weather the current market dislocation but also to provide an industry-leading product and service offering across, and drilling solutions to, our blue-chip customer base. We are enthusiastic about the many financial and strategic merits of this merger, including the combined company’s leading positions in many of its PSLs. This broadened suite of solutions will be extremely attractive to our customers who are all seeking to consolidate purchasing with trusted, high-quality service providers. Additionally, we believe that our downhole motor technology, vertical integration and in-house machining capacity within QES’s drilling segment will serve to reduce KLXE’s downhole tool costs and will allow for cross-pollination of motor and tool technologies to provide best-in-class reliability and performance.

“The QES team and I look forward to combining with the team at KLXE. We share a strong culture of operational excellence and customer satisfaction, which will position us to generate long-term shareholder value,” concluded Baker.

Compelling Strategic and Financial Benefits

•	Establishes A Leader Across Key PSLs and Improves Business Mix: The transaction creates a premier provider of production, completion and drilling solutions. The combined company will have substantial scale as the foremost US provider of large-diameter coiled tubing services with 24 large-diameter coiled tubing spreads and will operate one of the largest US wireline fleets with more than 130 wireline units. KLXE’s completion and production service offering will be augmented by the addition of QES’s 36 rig-assisted snubbing units. QES also contributes its industry-leading directional drilling franchise with 117 measurement while drilling (MWD) kits. The opportunity to leverage these service lines and combined proprietary technologies across a broad customer base in multiple geographic basins allows for greater ability to service customer needs, and is expected to result in significant market share gains.

•	Drives Visible Cost Synergies: The combined company expects to generate annualized cost synergies in excess of $40 million within 12 months. Synergy opportunities exist through rationalizing KLXE’s corporate headquarters in Wellington, Florida, combining KLXE and QES Houston-area locations, consolidating redundant facilities in key basins and reducing field expenses.

•	Generates Opportunities for Commercial Synergies Via Pull-Through of Asset-Light Products and Services: The improved scale of the combined company’s coiled tubing fleet will help advance KLXE’s strategy of pulling through asset-light products and services by tapping into a broader customer base and gaining increased share of customer spend. Additionally, the vertical integration and in-house machining capacity within QES’ drilling segment will help to reduce KLXE’s tool costs and will allow for cross-pollination of motor and tool technologies to provide best-in-class reliability and performance.

•	Strengthens Balance Sheet and Financial Position: Pro forma as of January 31, 2020, the combined company will be well-capitalized with approximately $118 million in cash, a $100 million undrawn revolving credit facility and pro forma leverage of approximately 1.3x net debt to full year 2019 adjusted EBITDA. Further, the anticipated $40 million plus of annualized cost synergies enhances the cash flow profile of the combined company.

•	Reinforces Platform for Future Consolidation: As a result of the increased scale, improved balance sheet, and liquid public currency, the combined company will be well-positioned to continue the pursuit of additional value-creating consolidation opportunities within the oilfield service industry. We will continue to focus on asset-light oilfield product and service lines as we maintain our returns (ROIC)-driven approach.

Leadership, Governance and Headquarters

Both KLXE and QES contribute highly experienced management teams with a significant track record of success. Chris Baker, President and CEO of QES, will be President and CEO. Tom McCaffrey, President and CEO of KLXE, will be a member of the Board of Directors of the combined company and will be Chairman the Integration Committee of the Board. Keefer Lehner, EVP and Chief Financial Officer of QES, will be EVP and Chief Financial Officer.

Upon closing of the transaction, the combined company’s Board of Directors will consist of nine directors, five of whom will be from the legacy KLXE Board, including John Collins as Chairman, and four of whom will be from the legacy QES Board.

The combined company’s corporate headquarters will be moved to Houston, Texas.

Approvals and Closing

The transaction has been unanimously approved by the Boards of Directors of both KLXE and QES. The merger is expected to close in the second half of 2020, following KLXE and QES shareholder approval and satisfaction of other customary closing conditions.

Archer Well Company Inc., Quintana Capital Group, L.P., Geveran Investments Limited and Robertson QES Investment LLC own approximately 75 percent of the outstanding shares of QES and have entered into a voting and support agreement to vote their shares in favor of the transaction.

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor to KLXE and Freshfields Bruckhaus Deringer US LLP served as legal counsel.

Tudor, Pickering, Holt & Co. served as exclusive financial advisor to QES and Skadden, Arps, Slate, Meagher, & Flom LLP served as legal counsel.

Conference Call

A joint conference call and webcast will be held May 4, 2020 at 10:00am (Eastern Time) to discuss the combination for analysts and investors. You may access the call by telephone at 1 (877) 679-7070 with Conference ID 5166917. A link to the webcast and an investor presentation can be found on the Investor Relations sections of the KLXE and QES websites at https://investor.klxenergy.com/ and https://ir.quintanaenergyservices.com/ir-calendar.

About KLX Energy Services

KLX Energy Services is a leading US onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by KLXE’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 35 service facilities located in the major onshore oil and gas producing regions of the United States. More information is available at www.klxenergy.com.

About Quintana Energy Services

QES is a provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the US. QES's primary services include directional drilling, snubbing, coiled tubing, wireline services and pressure pumping. QES offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.

KLXE Investor Contacts

Tom McCaffrey

President, CEO and CFO

561-791-5403 | tom.mccaffrey@klxenergy.com

QES Investor Contacts

Keefer M. Lehner, EVP & CFO

832-518-4094 | IR@qesinc.com

Ken Dennard, Dennard Lascar

832-594-4004 | QES@dennardlascar.com

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. KLXE’s and QES’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of KLXE or QES for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of KLXE or QES; (5) the ability of KLXE and QES to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (10) legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in KLXE’s and QES’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in KLXE’s and QES’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, KLXE and QES undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is a performance measure that provides supplemental information that KLXE and QES believe is useful to analysts and investors to evaluate ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income and gross profit. This Non-GAAP Measure excludes the financial impact of items management does not consider in assessing the ongoing operating performance of KLXE, QES or the combined company and thereby facilitates review of its operating performance on a period-to-period basis. Other companies may have different capital structures and comparability to the results of operations of KLXE, QES or the combined company, which may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, KLXE and QES believe adjusted EBITDA provides helpful information to analysts and investors to facilitate a comparison of their operating performance to that of other companies. The presentation of the Non-GAAP Measure in this press release should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

Important Additional Information Regarding the Merger Will Be Filed With the SEC

In connection with the proposed transaction, KLXE intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of KLXE and QES that also constitutes a prospectus of KLXE. Each of KLXE and QES also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of KLXE and QES. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about KLXE and QES, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by KLXE will be available free of charge on KLXE’s website at http://www.KLXenergy.com or by contacting KLXE’s Investor Relations Department by email at Tom.McCaffrey@klxenergy.com or by phone at 561-791-5403. Copies of the documents filed with the SEC by QES will be available free of charge on QES’s website at www.quintanaenergyservices.com or by contacting QES’s Investor Relations Department by email at IR@qesinc.com or by phone at 832-594-4004.

Participants in the Solicitation

KLXE, QES and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of QES is set forth in its proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on March 27, 2020, and QES’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 6, 2020. Information about the directors and executive officers of KLXE is set forth in KLXE’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on May 30, 2019, and KLXE’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 24, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from KLXE or QES using the sources indicated above.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain facts to be ascertained, the public offer will not be made, directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.